UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

August 13, 2025

Date of Report (Date of earliest event reported)

ARS Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39756	81-1489190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11682 El Camino Real, Suite 300
San Diego, California	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 771-9307

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SPRY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On August 13, 2025, ARS Pharmaceuticals, Inc. (the “Company”) received a Paragraph IV certification notice (the “Notice”) from Lupin Inc. (“Lupin”), advising that Lupin has submitted to the U.S. Food and Drug Administration (the “FDA”) an Abbreviated New Drug Application (“ANDA”) seeking approval to manufacture and sell a generic version of the Company’s product neffy© 2 mg (epinephrine nasal spray) prior to the expiration of the following U.S. Patent Nos.: 10,576,156, which is a composition of matter patent; 10,682,414, which the Company successfully defended against an Inter Partes Review; 11,173,209; 11,191,838; 11,717,571; 11,744,895; 11,918,655; and 12,324,838 (the “Patents”), all of which are listed in the FDA’s Approved Drug Products with Therapeutic Equivalence Evaluations (commonly referred to as the Orange Book). The Notice alleges that the Patents are invalid, unenforceable and/or will not be infringed by the commercial manufacture, use or sale of the generic product described in Lupin’s ANDA. As of the date of this filing, the Company is not aware of any other ANDA filers.

Under the Food and Drug Cosmetic Act, as amended by the Drug Price Competition and Patent Term Restoration Act of 1984, as amended, after receipt of a valid Paragraph IV notice, the Company may bring a patent infringement suit against Lupin. If such a suit is commenced within 45 days of receipt of the Notice, this triggers an automatic 30-month stay, which would prevent the FDA from issuing final approval of Lupin’s ANDA until the expiration of the stay.

The Company intends to vigorously defend its intellectual property rights relating to neffy and promptly file a patent infringement suit against Lupin, seeking, among other remedies, a permanent injunction to prevent Lupin from introducing a generic version of neffy that would infringe the Patents.

There can be no assurance as to the ultimate outcome of the ANDA submission and the lawsuit we intend to file against Lupin. Please refer to the risks and uncertainties described under the headings “Risk Factors—Risks Related to our Business—If the FDA, the European Commission or other comparable foreign regulatory authorities approve generic versions of neffy or our current or future intranasal epinephrine technology product candidates that receives regulatory approval, or such authorities do not grant our products appropriate periods of non-patent exclusivity before approving generic versions of such products, the sales of such products could be adversely affected” and “Risk Factors—Risks Related to Our Intellectual Property” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed with the Securities and Exchange Commission on August 13, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARS PHARMACEUTICALS, INC.

Date: August 27, 2025	By:	/s/ Richard Lowenthal, M.S., MSEL
Richard Lowenthal, M.S., MSEL
President and Chief Executive Officer
(Principal Executive Officer)

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